LIMITED LIABILITY COMPANY AGREEMENT
OF
GRT OP LLC
GRT OP LLC (the “Company”) was formed as a limited liability company under the laws of the State of Delaware, pursuant to a Certificate of Formation filed with the Office of the Secretary of State of the State of Delaware on November 9, 2022. This Limited Liability Company Agreement (as may be amended, supplemented or restated from time to time, this “Agreement”) is entered into effective as of November 10, 2022 among Griffin Realty Trust, Inc., a Maryland corporation (the “Managing Member”), and the Additional Members set forth on Exhibit A hereto, and such additional Members party hereto from time to time. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.
WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated November 10, 2022, by and between GRT OP, L.P., a Delaware limited partnership (“GRT LP”), and OP Merger Co LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“OP Merger Sub”), OP Merger Sub merged with and into GRT LP, with GRT LP surviving (the “Merger”);
WHEREAS, the Company is the continuation of the GRT LP Tax Partnership (as hereinafter defined) within the meaning of Section 708 of the Code; and
WHEREAS, the Members now desire to enter into this Agreement to reflect, among other things, the Managing Member as the managing member of the Company, to reflect the effects of the Merger and to set forth the respective rights and obligations of the Members with respect to the Company;
NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to enter into this Agreement and continue the Company as a limited liability company under the Delaware Limited Liability Company Act, as amended from time to time, as follows:
Article 1
DEFINED TERMS
The following defined terms used in this Agreement shall have the meanings specified below:
Act means the Delaware Limited Liability Company Act, as it may be amended from time to time.
Additional Funds has the meaning set forth in Section 4.4.
Additional Member means a Person admitted to the Company as a Member pursuant to Section 10.1 hereof and who is shown as a Member on the Company Registry.
Additional Securities means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.5 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3a)iii)A).
Adjusted Capital Account means the Capital Account maintained for each Member as of the end of each Company Year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.701-4(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Administrative Expenses means (i) all administrative and operating costs and expenses incurred by the Company, (ii) those administrative costs and expenses of the Managing Member or its Affiliates, including any salaries or other payments to directors, officers or employees of the Managing Member or its Affiliates, and any accounting and legal expenses of the Managing Member or its Affiliates, which expenses, the Members have agreed, are expenses of the Company and not the Managing Member or such Affiliates, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the Managing Member or its Affiliates that are attributable to Properties or membership interests in a Subsidiary Partnership (other than this Company) that are owned by the Managing Member directly.
Affiliate or Affiliated means, as to any other Person, any of the following:
(a)any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person;
(b)any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;
(c)any Person directly or indirectly controlling, controlled by or under common control with such other Person;
(d)any executive officer, director, trustee or general partner of such other Person; and
(e)any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
Agreed Value means the fair market value of a Member’s non-cash Capital Contribution as of the date of contribution as agreed to by such Member and the Managing Member. The names and addresses of the Managing Member and the Additional Member, the number of Membership Units issued to each of them, and their respective Capital Contributions as of the date of contribution is set forth on Exhibit A.
Agreement means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time, as the context requires.
Articles of Incorporation means the Second Articles of Amendment and Restatement of the Managing Member filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.
Capital Account has the meaning provided in Section 4.5 hereof.
Capital Contribution means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed or agreed to be contributed, as the context requires, to the Company by each Member pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of the Membership Interest of such Member.
Cash Amount means an amount of cash equal to the product of the Value of one REIT Share and the REIT Shares Amount on the date of receipt by the Managing Member of a Notice of Exchange.
Certificate means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Company conducts business, to be signed and sworn to by the Members of the Company (either by themselves or pursuant to the power-of-attorney granted to the Managing Member in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Company as a limited liability company, to effect the admission, withdrawal, or substitution of any Member of the Company, or to protect the limited liability of the Members as members under the laws of the State of Delaware or such other jurisdiction.
Class means a class of REIT Shares or Membership Units, as the context may require.
Class A REIT Shares means the REIT Shares designated as Class A common stock in the Articles of Incorporation.
Class A Unit means a Membership Unit entitling the holder thereof to the rights of a holder of a Class A Unit as provided in this Agreement.
Class AA REIT Shares means the REIT Shares designated as Class AA common stock in the Articles of Incorporation.
Class AA Unit means a Membership Unit entitling the holder thereof to the rights of a holder of a Class AA Unit as provided in this Agreement.
Class AAA REIT Shares means the REIT Shares designated as Class AAA common stock in the Articles of Incorporation.
Class AAA Unit means a Membership Unit entitling the holder thereof to the rights of a holder of a Class AAA Unit as provided in this Agreement.
Class D REIT Shares means the REIT Shares designated as Class D common stock in the Articles of Incorporation.
Class D Unit means a Membership Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.
Class E REIT Shares means the REIT Shares designated as Class E common stock in the Articles of Incorporation.
Class E Unit means a Membership Unit entitling the holder thereof to the rights of a holder of a Class E Unit as provided in this Agreement.
Class I REIT Shares means the REIT Shares designated as Class I common stock in the Articles of Incorporation.
Class I Unit means a Membership Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.
Class S REIT Shares means the REIT Shares designated as Class S common stock in the Articles of Incorporation.
Class S Unit means a Membership Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.
Class T REIT Shares means the REIT Shares designated as Class T common stock in the Articles of Incorporation.
Class T Unit means a Membership Unit entitling the holder thereof to the rights of a holder of a Class T Unit as provided in this Agreement.

Code means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.
Common Stockholders means holders of REIT Shares.
Common Unit means a Membership Unit that is not a Preferred Unit.
Company means GRT OP LLC, a Delaware limited liability company.
Company Minimum Gain has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Company Minimum Gain is determined by first computing, for each Company nonrecourse liability, any gain the Company would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Member’s share of Company Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).
Company Record Date means the record date established by the Managing Member for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the Managing Member for a Distribution to the Stockholders of some or all of its portion of such distribution.
Company Year means the fiscal year of the Company, which shall be the calendar year.
Distributions means any dividends or other distributions of money or other property paid by the Managing Member to the holders of its REIT Shares or preferred stock, including dividends that may constitute a return of capital for federal income tax purposes.
Event of Bankruptcy as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
Exchange Right has the meaning provided in Section 8.5a) hereof.
Exchanging Member has the meaning provided in Section 8.5a) hereof.
GRT LP means GRT OP, L.P., a Delaware limited partnership.
GRT LP Tax Partnership means the “business entity” within the meaning of Treasury Regulations Section 301.7701-2 that is treated as a “partnership” within the meaning of Section 761 of the Code, the legal form of which was GRT LP until the merger of OP Merger Co LLC, a Delaware limited liability company, with and into GRT LP on November 10, 2022, with GRT LP being the surviving entity.
Indemnitee means (i) the Managing Member or a director, officer or employee of the Managing Member or Company, (ii) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time, in its sole and absolute discretion.

Independent Director means a director of the Managing Member who is not an officer or employee of the Managing Member and meets the requirements for independence as defined by the Managing Member’s Articles of Incorporation.
Joint Venture or Joint Ventures means those joint venture or general partnership arrangements in which the Managing Member or the Company is a co-venturer or general partner which are established to acquire Properties.
Liquidation Preference means, with respect to any Preferred Unit as of any date of determination, the amount (including distributions accumulated, due, or payable through the date of determination) payable with respect to such Preferred Unit (as established by the instrument designating such Preferred Unit) upon the voluntary or involuntary dissolution or winding up of the Company as a preference over distributions to Membership Units ranking junior to such Preferred Unit.
Listing means the approval of the REIT Shares, issued by the Managing Member pursuant to an effective registration statement, on a National Securities Exchange. Upon Listing, the shares shall be deemed Listed.
Loss has the meaning provided in Section 5.1f) hereof.
Managing Member means Griffin Realty Trust, Inc., a Maryland corporation, and any Person who becomes a substitute or additional Managing Member as provided herein, and any of their successors as Managing Member.
Member means any Managing Member or Non-Managing Member.
Member Nonrecourse Debt Minimum Gain has the meaning set forth in Regulations Section 1.704-2(i). A Member’s share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).
Membership Interest means the ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the provisions of this Agreement and of such Act.
Membership Unit means a fractional, undivided share of the Membership Interests of all Members issued hereunder, including Class A Units, Class AA Units, Class AAA Units, Class D Units, Class E Units, Class I Units, Class S Units, and Class T Units. Without limitation on the authority of the Managing Member as set forth in Section 4.3 hereof, the Managing Member may designate any Membership Units, when issued, as Common Units or Preferred Units, may establish any other class of Membership Units, and may designate one or more series of any class of Membership Units. The allocation of Membership Units among the Members shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.
National Securities Exchange means any securities exchange registered with the SEC pursuant to Section 6 of the Securities Exchange Act of 1934, as amended.
Net Asset Value means (i) for any Membership Units, the net asset value of such Membership Units, determined as of the end of business each day as described in the Prospectus and (ii) for any REIT Shares, the net asset value of such REIT Shares, determined as of the end of business each day as described in the Prospectus.
Net Asset Value Per REIT Share means, for each Class of REIT Shares, the net asset value per share of such Class of REIT Shares, determined as of each business day as described in the Prospectus.

Net Asset Value Per Unit means, for each Class of Membership Unit, the Net Asset Value Per REIT Share applicable to the corresponding Class of REIT Shares as of a given time.
Non-Managing Member means any Person, other than the Managing Member, named as a Member on Exhibit A attached hereto, and any Person who becomes a Substitute Member or Additional Member, in such Person’s capacity as a Member in the Company. A Member may hold Common Units, Preferred Units, or both.
Notice of Exchange means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit B hereto.
Offer has the meaning set forth in Section 7.1b)ii) hereof.
Offering means an offering of Stock that is either (a) registered with the SEC, or (b) exempt from such registration, excluding Stock offered under any employee benefit plan.
Opt-out Election has the meaning set forth in Section 11.5c) hereof.
Partnership Representative has the meaning set forth in Section 11.5a) hereof.
Percentage Interest means, as to a Member, with respect to any class or series of Membership Units held by such Member, its interest in such class or series of Membership Units as determined by dividing the number of Membership Units in such class or series owned by such Member by the total number of Membership Units in such class or series then outstanding. For purposes of determining the rights and relationships among the various classes and series of Membership Units, Preferred Units shall not be considered to have any share of the aggregate Percentage Interest in the Company unless, and only to the extent, provided otherwise in the instrument creating such class or series of Preferred Units.
Person means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.
Preferred Unit means any Membership Unit issued from time to time pursuant to Section 4.3 hereof that is specifically designated by the Managing Member at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers and duties senior to the Common Units, all as determined by the Managing Member, subject to compliance with the requirements of Section 4.3 hereof.
Profit has the meaning provided in Section 5.1f) hereof.
Property or Properties means the real properties or real estate investments which are acquired by the Managing Member either directly or through the Company, Joint Ventures, partnerships or other entities.
Prospectus means the prospectus included in the most recent effective registration statement filed by the Managing Member with the SEC with respect to the applicable Offering, as such prospectus may be amended or supplemented from time to time.
Push-out Election has the meaning set forth in Section 11.5c) hereof.
Regulations means the federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

Regulatory Allocations has the meaning set forth in Section 5.1g) hereof.
REIT means a real estate investment trust under Sections 856 through 860 of the Code.
REIT Expenses means (i) costs and expenses relating to the formation and continuity of existence and operation of the Managing Member and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Managing Member), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Managing Member, (ii) costs and expenses relating to any Offering and registration of securities or exemption from registration by the Managing Member and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and sales commissions applicable to any such Offering of securities, any stockholder servicing fees and distribution fees, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the Managing Member, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Managing Member under federal, state or local laws or regulations, including filings with the SEC, (v) costs and expenses associated with compliance by the Managing Member with laws, rules and regulations promulgated by any regulatory body, including the SEC and any National Securities Exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Managing Member, (vii) costs and expenses incurred by the Managing Member relating to any issuance or redemption of Membership Interests, and (viii) all other operating or administrative costs of the Managing Member incurred in the ordinary course of its business on behalf of or in connection with the Company.
REIT Share means a share of common stock, par value $0.001 per share, in the Managing Member (or successor entity, as the case may be), including Class A REIT Shares, Class AA REIT Shares, Class AAA REIT Shares, Class D REIT Shares, Class E REIT Shares, Class I REIT Shares, Class S REIT Shares, and Class T REIT Shares, the terms and conditions of which are set forth in the Articles of Incorporation.
REIT Shares Amount means a number of REIT Shares having the same Class designation as the Class of Membership Units offered for exchange by an Exchanging Member equal to such number of Membership Units; provided that in the event the Managing Member issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.
SEC means the Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Service means the Internal Revenue Service.
Specified Exchange Date means the first business day of the month that is at least 60 business days after the receipt by the Managing Member of the Notice of Exchange.
Stock means shares of stock of the Managing Member of any class or series, including REIT Shares, preferred stock or shares-in-trust.
Stockholders means the registered holders of the Managing Member’s Stock.

Subsidiary means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
Subsidiary Partnership means any partnership of which the partnership interests therein are owned by the Managing Member or a direct or indirect Subsidiary of the Managing Member.
Substitute Member means any Person admitted to the Company as a Member pursuant to Section 9.3 hereof.
Successor Entity has the meaning set forth in Section 4.3a)ii) herein.
Surviving Managing Member has the meaning set forth in Section 7.1c) hereof.
Transaction has the meaning set forth in Section 7.1b) hereof.
Transfer has the meaning set forth in Section 9.2a) hereof.
Value means, with respect to any Class of REIT Shares, the average of the daily market price of such REIT Share for the ten (10) consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the REIT Shares are Listed, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day; (ii) if the REIT Shares are not Listed, the Net Asset Value Per REIT Share for the REIT Shares of that Class; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the value of the REIT Shares shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the value of such rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
Article 2
COMPANY FORMATION AND IDENTIFICATION
1.1Formation. The Company was formed as a limited liability company pursuant to the Act for the purposes and upon the terms and conditions set forth in this Agreement.
1.2Name, Office and Registered Agent. The name of the Company is GRT OP LLC. The specified office and place of business of the Company shall be 1520 E. Grand Avenue, El Segundo, CA 90245 (telephone number (310) 606-3200). The Managing Member may at any time change the location of such office, provided the Managing Member gives notice to the Members of any such change. The name and address of the Company’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The sole duty of the registered agent as such is to forward to the Company any notice that is served on it as registered agent.
1.3Members.
(a)The Managing Member of the Company is Griffin Realty Trust, Inc., a Maryland corporation. Its principal place of business is the same as that of the Company.
(b)The Non-Managing Members are those Persons, other than the Managing Member, identified as Members on Exhibit A hereto, as amended from time to time.
1.4Term and Dissolution.

(a)The Company shall have perpetual duration, except that the Company shall be dissolved upon the first to occur of any of the following events:
(i)The occurrence of an Event of Bankruptcy as to a Managing Member or the dissolution, death, removal or withdrawal of a Managing Member unless the business of the Company is continued pursuant to Section 9.5 hereof; provided that if a Managing Member is on the date of such occurrence a partnership, the dissolution of such Managing Member as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Company if the business of such Managing Member is continued by the remaining partner or partners, either alone or with additional partners, and such Managing Member and such partners comply with any other applicable requirements of this Agreement;
(ii)The exchange of all Membership Interests (other than any of such interests held by the Managing Member or Affiliates of the Managing Member) for REIT Shares or the securities of any other entity; or
(iii)The election by the Managing Member that the Company should be dissolved.
(c)Upon dissolution of the Company (unless the business of the Company is continued pursuant to Section 9.5 hereof), the Managing Member (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Company’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating Managing Member may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Company (including those necessary to satisfy the Company’s debts and obligations), or (ii) distribute the assets to the Members in kind.
1.5Filing of Certificate and Perfection of Limited Liability Company. The Managing Member shall execute, acknowledge, record and file at the expense of the Company, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Company to be treated as a limited liability company under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Company conducts business.
1.6Certificates Describing Membership Units. At the request of a Member, the Managing Member, at its option, may issue a certificate summarizing the terms of such Member’s interest in the Company, including the number and Class of Membership Units owned and the Percentage Interest represented by such Membership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the Managing Member, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:
THIS CERTIFICATE IS NOT NEGOTIABLE. THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT OF GRT OP LLC, AS AMENDED FROM TIME TO TIME.
Article 3
BUSINESS OF THE COMPANY
The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Managing Member at all times to qualify as a REIT, unless the Managing Member otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and

(iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Managing Member’s right in its sole and absolute discretion to cease qualifying as a REIT, the Members acknowledge that the Managing Member’s current status as a REIT and the avoidance of income and excise taxes on the Managing Member inures to the benefit of all the Members and not solely to the Managing Member. Notwithstanding the foregoing, the Members agree that the Managing Member may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The Managing Member shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Company will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.
Article 4
CAPITAL CONTRIBUTIONS AND ACCOUNTS
1.7Capital Contributions. The Members have made Capital Contributions to the Company in exchange for the Membership Interests set forth opposite their names on Exhibit A, as amended from time to time.
1.8Classes of Membership Units. The Managing Member is hereby authorized to cause the Company to issue Membership Units designated as Class A Units, Class AA Units, Class AAA Units, Class D Units, Class E Units, Class I Units, Class S Units, and Class T Units. Each such Class shall have the rights and obligations attributed to that Class under this Agreement.
1.9Additional Capital Contributions and Issuances of Additional Membership Interests. Except as provided in this Section 4.3 or in Section 4.4, the Members shall have no right or obligation to make any additional Capital Contributions or loans to the Company. The Managing Member may contribute additional capital to the Company, from time to time, and receive additional Membership Interests in respect thereof, in the manner contemplated in this Section 4.3.
(d)Issuances of Additional Membership Interests.
(i)General. The Managing Member is hereby authorized to cause the Company to issue such additional Membership Interests in the form of Membership Units for any Company purpose at any time or from time to time to the Members or to other Persons for such consideration and on such terms and conditions as shall be established by the Managing Member in its sole and absolute discretion, all without the approval of any Non-Managing Member, including but not limited to, Membership Units issued in connection with the issuance of REIT Shares or of other interests in the Managing Member. Any additional Membership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any Common Units, all as shall be determined by the Managing Member in its sole and absolute discretion and without the approval of any Non-Managing Member, subject to Delaware law, including, without limitation: (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests; (ii) the right of each such class or series of Membership Interests to share in Company distributions; and (iii) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company; provided, however, that no additional Membership Interests shall be issued to the Managing Member unless:
(1)(A) the additional Membership Interests are issued in connection with an issuance of REIT Shares of or other interests in the Managing Member, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Membership Interests issued to the Managing Member by the Company in accordance with this Section 4.3 and (B) the Managing Member shall make a Capital Contribution to the Company in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the Managing Member;

(2)the additional Membership Interests are issued in exchange for property owned by the Managing Member with a fair market value, as determined by the Managing Member, in good faith, equal to the value of the Membership Interests; or
(3)additional Membership Interests are issued to all Members holding Membership Units in proportion to their respective Percentage Interests.
In addition, the Managing Member may acquire Membership Interests from other Members pursuant to this Agreement. In the event that the Company issues Membership Interests pursuant to this Section 4.3a), the Managing Member shall make such revisions to this Agreement (without any requirement of receiving approval of the Non-Managing Members) as it deems necessary to reflect the issuance of such additional Membership Interests and any special rights, powers, and duties associated therewith.
Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Membership Units for less than fair market value, so long as the Managing Member concludes in good faith that such issuance is in the best interests of the Managing Member and the Company.
(ii)Adjustment Events. In the event the Managing Member (i) declares or pays a dividend on any Class of its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of any Class of its outstanding REIT Shares in REIT Shares, (ii) subdivides any Class of its outstanding REIT Shares, or (iii) combines any Class of its outstanding REIT Shares into a smaller number of REIT Shares with respect to any Class of REIT Shares, then a corresponding adjustment to the number of outstanding Membership Units of the applicable Class necessary to maintain the proportionate relationship between the number of outstanding Membership Units of such Class to the number of outstanding REIT Shares of such Class shall automatically be made. Additionally, in the event that any other entity shall become Managing Member pursuant to any merger, consolidation, or combination of the Managing Member with or into another entity (the “Successor Entity”), the number of outstanding Membership Units of each Class shall be adjusted by multiplying such number by the number of shares of the Successor Entity into which one REIT Share of such Class is converted pursuant to such merger, consolidation, or combination, determined as of the date of such merger, consolidation, or combination. Any adjustment to the number of outstanding Membership Units of any Class shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the Managing Member receives a Notice of Exchange after the record date, but prior to the effective date of such dividend, distribution, subdivision, or combination, or such merger, consolidation, or combination, the number of outstanding Membership Units of any Class shall be determined as if the Managing Member had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision, or combination or such merger, consolidation, or combination. If the Managing Member takes any other action affecting the REIT Shares other than actions specifically described above and, in the opinion of the Managing Member such action would require an adjustment to the number of Membership Units to maintain the proportionate relationship between the number of outstanding Membership Units to the number of outstanding REIT Shares, the Managing Member shall have the right to make such adjustment to the number of Membership Units, to the extent permitted by law, in such manner and at such time as the Managing Member, in its sole discretion, may determine to be appropriate under the circumstances.
(iii)Upon Issuance of Additional Securities. The Managing Member shall not issue any Additional Securities other than to all holders of REIT Shares, unless (A) the Managing Member shall cause the Company to issue to the Managing Member, as the Managing Member may designate, Membership Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Managing Member contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the Managing Member, to the Company; provided, however, that the Managing Member is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the Managing Member, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the Managing Member and the Company by a majority of the Independent Directors (as defined in the Articles of Incorporation), in which instance the Managing Member is allowed to use net proceeds from the issuance and sale of such Additional Securities to redeem REIT Shares pursuant to a share redemption program. Without limiting the foregoing, the Managing Member is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Company to issue to the Managing Member corresponding Membership Interests, so long as (x) the Managing Member concludes in good faith that such issuance is in the best interests of the Managing Member and the Company, including without limitation, the issuance of REIT Shares and corresponding Membership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the Managing Member contributes all proceeds from such issuance to the Company. For example, and without limiting the foregoing, in the event the Managing Member issues REIT Shares of any Class for a cash purchase price and contributes all of the net proceeds of such issuance to the Company as required hereunder, the Managing Member shall be issued a number of additional Membership Units having the same Class designation as the issued REIT Shares equal to such number of such REIT Shares issued by the Managing Member, the net proceeds of which were so contributed.
(e)Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the Managing Member shall make Capital Contributions to the Company of the proceeds therefrom, provided that if the proceeds actually received and contributed by the Managing Member are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Managing Member shall be deemed to have made Capital Contributions to the Company in the aggregate amount of the gross proceeds of such issuance and the Company shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Membership Units to the Managing Member for such Capital Contributions pursuant to Section 4.3a) hereof. In connection with any and all issuances of REIT Shares pursuant to the Managing Member’s distribution reinvestment plan, the Managing Member shall be deemed to have made Capital Contributions to the Company in the aggregate amount of the distributions that have been reinvested in respect of the REIT Shares issued by the Managing Member in return for an equal number of Membership Units having the same Class designation as the issued REIT Shares.
1.10Additional Funding. If the Managing Member determines that it is in the best interests of the Company to provide for additional Company funds (“Additional Funds”) for any Company purpose, the Managing Member may (i) cause the Company to obtain such funds from outside borrowings, or (ii) elect to have the Managing Member or any of its Affiliates provide such Additional Funds to the Company through loans or otherwise.
1.11Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Member acquires an additional Membership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Company distributes to a Member more than a de minimis amount of Company property as consideration for a Membership Interest, (iii) the Company is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) a Membership Interest (other than a de minimis interest) is granted as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of being a Member, the Managing Member shall revalue the property of the Company to its fair market value (as determined by the Managing Member, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Company’s property is revalued by the Managing Member, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the Managing Member, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.
1.12Percentage Interests. If the number of outstanding Membership Units increases or decreases during a taxable year, each Member’s Percentage Interest shall be adjusted by the Managing Member effective as of the effective date of each such increase or decrease to a percentage equal to the number of Membership Units held by such Member divided by the aggregate number of Membership Units outstanding after giving effect to such increase or decrease. If the Members’ Percentage Interests are adjusted pursuant to this Section 4.6, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Company’s property is revalued by the Managing Member and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The Managing Member, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part of the year shall be based on the adjusted Percentage Interests.
1.13No Interest on Contributions. No Member shall be entitled to interest on its Capital Contribution.
1.14Return of Capital Contributions. No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Member or withdrawn Member any part of such Member’s Capital Contribution for so long as the Company continues in existence.
1.15No Third Party Beneficiary. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Non-Managing Member is obligated to return such money or property, such obligation shall be the obligation of such Non-Managing Member and not of the Managing Member. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company and upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Member’s Capital Account.
Article 5
PROFITS AND LOSSES; DISTRIBUTIONS
1.16Allocation of Profit and Loss.
(f)General. After giving effect to the special allocations set forth in Sections 5.1b) and 5.1c) and the priority allocation with respect to the Preferred Units in Section 5.1d) below, the

Company’s Profits and Losses shall be allocated among the Members in each taxable year (or portion thereof) as provided below.
(i)Profits. Profits shall be allocated:
(A)first, to Members holding Preferred Units (and if there are Preferred Units with different priorities in preference in distribution, then in the order of their preference in distribution) to the extent that Losses previously allocated to such Members pursuant to Section 5.1a)ii)B) below exceed Profits previously allocated to such Members pursuant to this Section 5.1a)i)A);
(B)second, to the Members, in accordance with their respective Percentage Interests, to the extent that Losses previously allocated to the Members pursuant to Section 5.1a)ii)C) below exceed Profits previously allocated to the Members pursuant to this Section 5.1a)i)B);
(C)third, to those Members holding Common Units who have been allocated Losses pursuant to Section 5.1a)ii)A) below in excess of Profits previously allocated to such Members pursuant to this Section 5.1a)i)C) (and as among such Members, in proportion to their respective excess amounts); and
(D)fourth, to the Members in accordance with their respective Percentage Interests in Common Units.
(ii)Losses. Losses shall be allocated:
(A)first, to the Members holding Common Units in accordance with their respective Percentage Interests in Common Units, until the Adjusted Capital Account (ignoring for this purpose any amounts a Member is obligated to contribute to the capital of the Company or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Member is reduced to zero;
(B)second, to Members holding Preferred Units in accordance with each such Member’s respective percentage interests in the Preferred Units determined under the respective terms of the Preferred Units (and if there are Preferred Units with different priorities in preference in distribution, then in the reverse order of their preference in distribution), until the Adjusted Capital Account (modified in the same manner as in clause A) of each such holder is reduced to zero; and
(C)third, to the Members, in accordance with their respective Percentage Interests.
(a)Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Company that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Members’ respective Percentage Interests, (ii) any expense of the Company that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Member that bears the “economic risk of loss” with respect to the “partner nonrecourse debt” within the meaning of Regulations Section 1.704-2(b)(4) to which such partner nonrecourse deduction is attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Company Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Member Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Member’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be such Member’s Percentage Interest.
(b)Qualified Income Offset. If a Member unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Member’s Capital Account that exceeds the sum of such Member’s shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Member shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d); provided, that an allocation pursuant to this Section 5.1c) shall be made only if and to the extent that such Member would have a deficit Capital Account balance after all other allocations provided for in Article 5 have been tentatively made as if this Section 5.1c) were not in this Agreement. This Section 5.1c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(c)Priority Allocation With Respect to Preferred Units. Profits, and if necessary, items of Company gross income or gain for the current taxable year, shall be specially allocated to Members that own Preferred Units in an amount equal to the excess, if any, of the cumulative distributions received by such Member for or with respect to the current taxable year and all prior taxable years with respect to such Preferred Units (with a distribution made on the first business day after the end of a year being treated as made with respect to such year) (other than distributions that are treated as being in satisfaction of the Liquidation Preference for any Preferred Units held by such Member or amounts paid in redemption of any Preferred Units, except to the extent that the Liquidation Preference or amount paid in redemption includes accrued and unpaid distributions) over the cumulative allocations of Company Profits, gross income and gain to such Member under this Section 5.1d) for all prior taxable years.
(d)Allocations Between Transferor and Transferee. If a Member transfers any part or all of its Membership Interest, the distributive shares of the various items of Profit and Loss allocable among the Members during such fiscal year of the Company shall be allocated between the transferor and the transferee Member either (i) as if the Company’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Member without regard to the results of Company activities in the respective portions of such fiscal year in which the transferor and the transferee were Members. The Managing Member, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Member.
(e)Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1b), 5.1c), or 5.1d). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The Managing Member shall have the authority to elect the method to be used by the Company for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Member receiving a disproportionately larger share of the Company tax depreciation deductions, and such election shall be binding on all Members.
(f)Curative Allocations. The allocations set forth in Sections 5.1b) and 5.1c) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the

Regulations. The Managing Member is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.1g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Member’s Capital Account is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 5.1a), 5.1d) and 5.1e).
1.1Distributions.
(g)Cash Available for Distribution. The Company shall distribute cash on a quarterly (or, at the election of the Managing Member, more frequent) basis, in an amount determined by the Managing Member in its sole and absolute discretion, to the Members who are Members on the Company Record Date with respect to such quarter (or other distribution period) in the following order of priority:
(i)First, to the holders of the Preferred Units, if any, in such amounts as is required for the Company to pay all distributions and any other amounts with respect to such Preferred Units accumulated, due or payable in accordance with the instruments designating such Preferred Units through the last day of such quarter or other distribution period (such distributions shall be made to such Members in such order of priority and with such preferences as have been established with respect to such Preferred Units as of the last day of such quarter or other distribution period); and
(ii)Then, to the holders of the Common Units in amounts proportionate to the aggregate Net Asset Value of the Membership Units held by the respective Members on the Company Record Date, except that the amount distributed per Membership Unit of any Class may differ from the amount per Membership Unit of another Class on account of differences in Class-specific expense allocations with respect to REIT Shares as described in the Prospectus or for other reasons as determined by the Board of Directors of the Managing Member. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Membership Unit for Membership Units of a particular Class as are made to the distributions per REIT Share by the Managing Member with respect to REIT Shares having the same Class designation;
provided, however, that if a new or existing Member acquires an additional Membership Interest in exchange for a Capital Contribution on any date other than the next day after a Company Record Date, the cash distribution attributable to such additional Membership Interest relating to the Company Record Date next following the issuance of such additional Membership Interest (or relating to the Company Record Date if such Membership Interest was acquired on a Company Record Date) shall be reduced in the proportion to (i) the number of days that such additional Membership Interest is held by such Member bears to (ii) the number of days between such Company Record Date (including such Company Record Date) and the immediately preceding Company Record Date.
(h)Withholding; Company Loans. Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Member equals or exceeds the amount required to be withheld by the Company, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Member, or (ii) if the actual amount to be distributed to the Member is less than the amount required to be withheld by the Company, the excess of the amount required to be withheld over the actual amount to be distributed shall be treated as a loan (a “Company Loan”) from the Company to the Member on the day the Company pays over such amount to a taxing authority. A Company Loan shall be repaid through withholding by the Company with respect to subsequent distributions to the applicable Member or assignee. In the event that a Member (a “Defaulting Member”) fails to pay any amount owed to the Company with respect to the Company Loan within 15 days after demand for payment thereof is made by the Company on the Member, the Managing Member, in its sole and absolute discretion, may elect to make the payment to the Company on behalf of such Defaulting Member. In such event, on the date of payment, the Managing Member shall be deemed to have extended a loan (a “Managing Member Loan”) to the Defaulting Member in the amount of the payment made by the Managing Member and shall succeed to all rights and remedies of the Company against the Defaulting Member as to that amount. Without limitation, the Managing Member shall have the right to receive any distributions that otherwise would be made by the Company to the Defaulting Member until such time as the Managing Member Loan has been paid in full, and any such distributions so received by the Managing Member shall be treated as having been received by the Defaulting Member and immediately paid to the Managing Member.
Any amounts treated as a Company Loan or a Managing Member Loan pursuant to this Section 5.2b) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Company or the Managing Member, as applicable, is deemed to extend the loan until such loan is repaid in full.
(i)Limitation on Distributions. In no event may a Member receive a distribution of cash with respect to a Membership Unit if such Member is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Membership Unit has been or will be exchanged.
1.1REIT Distribution Requirements. The Managing Member shall use its commercially reasonable efforts to cause the Company to distribute amounts sufficient to enable the Managing Member to pay stockholder dividends that will allow the Managing Member to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.
1.2No Right to Distributions In Kind. No Member shall be entitled to demand property other than cash in connection with any distributions by the Company.
1.3Limitations of Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Member shall have the right to receive and the Managing Member shall not have the right to make, a distribution that includes a return of all or part of a Member’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Company liabilities, other than the liabilities to a Member for the return of his Capital Contribution, does not exceed the fair market value of the Company’s assets.
1.4Distributions Upon Liquidation. Upon liquidation of the Company, after payment of, or adequate provision for, debts and obligations of the Company, including any Member loans or preferred returns owed to holder of any Preferred Units, any remaining assets of the Company shall be distributed among the holders of Class A Units, Class AA Units, Class AAA Units, Class D Units, Class E Units, Class I Units, Class S Units, and Class T Units ratably in proportion to the respective Net Asset Value per Unit for each Class until the Net Asset Value per Unit for each Unit has been paid. For purposes of the preceding sentence, the Capital Account of each Member shall be determined after all adjustments have been made in accordance with Sections 4.5, 5.1 and 5.2 resulting from Company operations and from all sales and dispositions of all or any part of the Company’s assets. To the extent deemed advisable by the Managing Member, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

1.5Substantial Economic Effect. It is the intent of the Members that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Members’ interests in the Company in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.
Article 6
RIGHTS, OBLIGATIONS AND POWERS OF THE MANAGING MEMBER
1.1Management of the Company.
(a)Except as otherwise expressly provided in this Agreement, the Managing Member shall have full, complete and exclusive discretion to manage and control the business of the Company for the purposes herein stated, and shall make all decisions affecting the business and assets of the Company. Subject to the restrictions specifically contained in this Agreement, the powers of the Managing Member shall include, without limitation, the authority to take the following actions on behalf of the Company:
(i)to acquire, purchase, own, operate, lease and dispose of (other than in a “prohibited transaction” within the meaning of Section 857(b)(6)(B)(iii) of the Code) any real property and any other property or assets including, but not limited to notes and mortgages, that the Managing Member determines are necessary or appropriate or in the best interests of the business of the Company;
(ii)to construct buildings and make other improvements on the Properties owned or leased by the Company;
(iii)to authorize, issue, sell, redeem or otherwise purchase any Membership Interests or any securities (including secured and unsecured debt obligations of the Company, debt obligations of the Company convertible into any class or series of Membership Interests, or options, rights, warrants or appreciation rights relating to any Membership Interests) of the Company;
(iv)to borrow or lend money for the Company, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Company’s assets;
(v)to pay, either directly or by reimbursement, for all Administrative Expenses to third parties or to the Managing Member or its Affiliates as set forth in this Agreement;
(vi)to guarantee or become a co-maker of indebtedness of the Managing Member or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Company’s assets;
(vii)to use assets of the Company (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses of the Managing Member, the Company or any Subsidiary of either, to third parties or to the Managing Member as set forth in this Agreement;
(viii)to lease all or any portion of any of the Company’s assets, whether or not the terms of such leases extend beyond the termination date of the Company and whether or not any portion of the Company’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the Managing Member may determine;

(ix)to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Company, on such terms and in such manner as the Managing Member may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Members, the Company, or the Company’s assets;
(x)to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;
(xi)to make or revoke any election permitted or required of the Company by any taxing authority;
(xii)to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Company, for the conservation of Company assets, or for any other purpose convenient or beneficial to the Company, in such amounts and such types, as it shall determine from time to time;
(xiii)to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;
(xiv)to establish one or more divisions of the Company, to hire and dismiss employees of the Company or any division of the Company, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the Managing Member may deem necessary or appropriate in connection with the Company business and to pay therefor such reasonable remuneration as the Managing Member may deem reasonable and proper;
(xv)to retain other services of any kind or nature in connection with the Company business, and to pay therefor such remuneration as the Managing Member may deem reasonable and proper;
(xvi)to negotiate and conclude agreements on behalf of the Company with respect to any of the rights, powers and authority conferred upon the Managing Member;
(xvii)to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Company;
(xviii)to distribute Company cash or other Company assets in accordance with this Agreement;
(xix)to form or acquire an interest in, and contribute property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);
(xx)to establish Company reserves for working capital, capital expenditures, contingent liabilities, or any other valid Company purpose;
(xxi)to merge, consolidate or combine the Company with or into another Person;
(xxii)to do any and all acts and things necessary or prudent to ensure that the Company will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxiii)to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the Managing Member deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Company (including, without limitation, all actions consistent with allowing the Managing Member at all times to qualify as a REIT unless the Managing Member voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a managing member as provided by the Act.
(b)Except as otherwise provided herein, to the extent the duties of the Managing Member require expenditures of funds to be paid to third parties, the Managing Member shall not have any obligations hereunder except to the extent that Company funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing Member, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Company.
1.2Delegation of Authority. The Managing Member may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Company, which Person may, under supervision of the Managing Member, perform any acts or services for the Company as the Managing Member may approve.
1.3Indemnification and Exculpation of Indemnitees.
(c)The Company shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise.
Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Company.
(d)The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(e)The Company may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(f)For purposes of this Section 6.3, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.
(g)In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(h)An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(i)The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(j)Neither the amendment nor repeal of this Section 6.3, nor the adoption or amendment of any other provision of the Agreement inconsistent with Section 6.3, shall apply to or affect in any respect the applicability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
1.1Liability of the Managing Member.
(k)Notwithstanding anything to the contrary set forth in this Agreement, the Managing Member shall not be liable for monetary damages to the Company or any Members for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Managing Member acted in good faith. The Managing Member shall not be in breach of any duty that the Managing Member may owe to the Members or the Company or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the Managing Member, acting in good faith, abides by the terms of this Agreement.
(l)The Members expressly acknowledge that the Managing Member is acting on behalf of the Company, itself and its stockholders collectively, that the Managing Member is under no obligation to consider the separate interests of the Members (including, without limitation, the tax consequences to Members or the tax consequences of some, but not all, of the Members) in deciding whether to cause the Company to take (or decline to take) any actions. In the event of a conflict between the interests of its stockholders on one hand and the Members on the other, the Managing Member shall endeavor in good faith to resolve the conflict in a manner not adverse to either its stockholders or the Members; provided, however, that for so long as the Managing Member directly holds a controlling interest in the Company, any such conflict that the Managing Member, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Member shall be resolved in favor of the stockholders. The Managing Member shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Members in connection with such decisions, provided that the Managing Member has acted in good faith.
(m)Subject to its obligations and duties as Managing Member set forth in Section 6.1 hereof, the Managing Member may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
(n)Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member to continue to qualify as a REIT or (ii) to prevent the Managing Member from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members.
(o)Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s liability to the Company and the Members under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.
1.4Reimbursement of Managing Member.
(p)Except as provided in this Section 6.5, the Managing Member shall not be compensated for its services as managing member of the Company.
(q)The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all Administrative Expenses.
1.2Outside Activities. Subject to the Articles of Incorporation and any agreements entered into by the Managing Member or its Affiliates with the Company or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or stockholder of the Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities substantially similar or identical to those of the Company. Neither the Company nor any of the Members shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Members nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the Managing Member shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Company or any Member, even if such opportunity is of a character which, if presented to the Company or any Member, could be taken by such Person.
1.3Employment or Retention of Affiliates.
(r)Any Affiliate of the Managing Member may be employed or retained by the Company and may otherwise deal with the Company (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Company any compensation, price, or other payment therefor which the Managing Member determines to be fair and reasonable.
(s)The Company may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
(t)The Company may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the Managing Member deems are consistent with this Agreement and applicable law.
(u)Except as expressly permitted by this Agreement, neither the Managing Member nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Company.
1.5Managing Member Participation. The Managing Member agrees that all business activities of the Managing Member, including activities pertaining to the acquisition, development or ownership of Properties, shall be conducted through the Company or one or more Subsidiary Partnerships; provided, however, that the Managing Member is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the Managing Member and the Company by a majority of the Independent Directors.

1.6Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use its best efforts to cause beneficial and record title to such assets to be vested in the Company as soon as reasonably practicable. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.
1.7Miscellaneous. In the event the Managing Member redeems any REIT Shares (other than REIT Shares redeemed in accordance with the share redemption program of the Managing Member through proceeds received from the Managing Member’s distribution reinvestment plan), then the Managing Member shall cause the Company to purchase from the Managing Member a number of Membership Units having the same Class designation as the redeemed REIT Shares on the same terms that the Managing Member redeemed such REIT Shares (including any applicable discount to NAV). Moreover, if the Managing Member makes a cash tender offer or other offer to acquire REIT Shares, then the Managing Member shall cause the Company to make a corresponding offer to the Managing Member to acquire an equal number of Membership Units held by the Managing Member having the same Class designation as the REIT Shares proposed to be acquired. In the event any REIT Shares are exchanged by the Managing Member pursuant to such offer, the Company shall redeem an equivalent number of the Managing Member’s Membership Units having the same Class designation as the REIT Shares being exchanged on the same terms that the Managing Member exchanged such REIT Shares.
Article 7
CHANGES IN MANAGING MEMBER
1.6Transfer of the Managing Member’s Membership Interest.
(a)The Managing Member shall not transfer all or any portion of its Membership Interest or withdraw as Managing Member except as provided in or in connection with a transaction contemplated by Section 7.1b), c or d.
(b)Except as otherwise provided in Section 7.1c) or d hereof, the Managing Member shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the Managing Member’s state of incorporation or organizational form) in each case which results in a change of control of the Managing Member (a “Transaction”), unless:
(i)the approval of the holders of a majority of the Common Units is obtained;
(ii)as a result of such Transaction all Members will receive for each Common Unit of each Class an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share having the same Class designation as that Common Unit in consideration of such REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Common Units shall be given the option to exchange its Common Units for the greatest amount of cash, securities, or other property which a Member would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(iii)the Managing Member is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Members (other than the Managing Member or any Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares having the same Class designation as the Common Units being exchanged.
(c)Notwithstanding Section 7.1b), the Managing Member may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving Managing Member”), other than Membership Units held by the Managing Member, are contributed, directly or indirectly, to the Company as a Capital Contribution in exchange for Membership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Managing Member in good faith and (ii) the Surviving Managing Member expressly agrees to assume all obligations of the Managing Member, as appropriate, hereunder. Upon such contribution and assumption, the Surviving Managing Member shall have the right and duty to amend this Agreement as set forth in this Section 7.1c). The Surviving Managing Member shall in good faith arrive at a new method for the calculation of the Cash Amount and the REIT Shares Amount after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and to which a holder of Membership Units could have acquired had such Membership Units been exchanged immediately prior to such merger or consolidation. The Surviving Managing Member also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.5 hereof so as to approximate the existing rights and obligations set forth in Section 8.5 as closely as reasonably possible. The above provisions of this Section 7.1c) shall similarly apply to successive mergers or consolidations permitted hereunder.
In respect of any transaction described in the preceding paragraph, the Managing Member is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Members to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with the exercise of the fiduciary duties of the board of directors of the Managing Member to the Stockholders under applicable law.
(d)Notwithstanding Section 7.1b),
(i)a Managing Member may transfer all or any portion of its Membership Interest to (A) a wholly-owned Subsidiary of such Managing Member or (B) the owner of all of the ownership interests of such Managing Member, and following a transfer of all of its Membership Interest, may withdraw as Managing Member; and
(ii)the Managing Member may engage in Transactions not required by law or by the rules of any National Securities Exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.
1.1Admission of a Substitute or Additional Managing Member. A Person shall be admitted as a substitute or additional Managing Member of the Company only if the following terms and conditions are satisfied:
(a)the Person to be admitted as a substitute or additional Managing Member shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a Managing Member, and a certificate evidencing the admission of such Person as a Managing Member shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;
(b)if the Person to be admitted as a substitute or additional Managing Member is a corporation or a partnership it shall have provided the Company with evidence satisfactory to counsel for the Company of such Person’s authority to become a Managing Member and to be bound by the terms and provisions of this Agreement; and
(c)counsel for the Company shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional Managing Member is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional Managing Member will cause (i) the Company to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Member’s limited liability.
Article 8
RIGHTS AND OBLIGATIONS OF THE MEMBERS
1.2Management of the Company. The Non-Managing Members shall not participate in the management or control of Company business nor shall they transact any business for the Company, nor shall they have the power to sign for or bind the Company, such powers being vested solely and exclusively in the Managing Member.
1.3Power of Attorney. Each Member hereby irrevocably appoints the Managing Member its true and lawful attorney-in-fact, who may act for each Member and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the Managing Member to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Member, or the transfer by the Member of any part or all of its Membership Interest.
1.4Limitation on Liability of Members. No Member shall be liable for any debts, liabilities, contracts or obligations of the Company. A Member shall be liable to the Company only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Member shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Company.
1.5Ownership by Member of Corporate Managing Member or Affiliate. No Member shall at any time, either directly or indirectly, own any stock or other interest in the Managing Member or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Members would, in the opinion of counsel for the Company, jeopardize the classification of the Company as a partnership for federal tax purposes. The Managing Member shall be entitled to make such reasonable inquiry of the Members as is required to establish compliance by the Members with the provisions of this Section.
1.6Exchange Right.
(a)Subject to Sections 8.5b), 8.5c), 8.5d), and 8.5e) and the provisions of any agreements between the Company and one or more holders of Common Units with respect to Common Units held by them, each holder of Common Units shall have the right (the “Exchange Right”) to require the Company to redeem on a Specified Exchange Date all or a portion of the Common Units held by such Member at an exchange price equal to and in the form of the Cash Amount to be paid by the Company, provided that such Common Units shall have been outstanding for at least one year. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Company (with a copy to the Managing Member) by the Member who is exercising the Exchange Right (the “Exchanging Member”);

provided, however, that the Company shall not be obligated to satisfy such Exchange Right if the Managing Member elects to purchase the Common Units subject to the Notice of Exchange pursuant to Section 8.5b); and provided, further, that no holder of Common Units may deliver more than two Notices of Exchange during each calendar year. A Member may not exercise the Exchange Right for less than 1,000 Common Units or, if such Member holds less than 1,000 Common Units, all of the Common Units held by such Member. The Exchanging Member shall have no right, with respect to any Common Units so exchanged, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Exchange Date.
(b)Notwithstanding the provisions of Section 8.5a), a Member that exercises the Exchange Right shall be deemed to have offered to sell the Common Units described in the Notice of Exchange to the Managing Member, and the Managing Member may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Exchanging Member either the Cash Amount or the REIT Shares Amount, as elected by the Managing Member (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the Managing Member shall acquire the Common Units offered for exchange by the Exchanging Member and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the Managing Member shall elect to exercise its right to purchase Common Units under this Section 8.5b) with respect to a Notice of Exchange, it shall so notify the Exchanging Member within five business days after the receipt by the Managing Member of such Notice of Exchange. Unless the Managing Member (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Exchanging Member pursuant to this Section 8.5b), the Managing Member shall have no obligation to the Exchanging Member or the Company with respect to the Exchanging Member’s exercise of the Exchange Right. In the event the Managing Member shall exercise its right to purchase Common Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.5b), the Company shall have no obligation to pay any amount to the Exchanging Member with respect to such Exchanging Member’s exercise of such Exchange Right, and each of the Exchanging Member, the Company, and the Managing Member, as the case may be, shall treat the transaction between the Managing Member, as the case may be, and the Exchanging Member for federal income tax purposes as a sale of the Exchanging Member’s Common Units to the Managing Member, as the case may be. Each Exchanging Member agrees to execute such documents as the Managing Member may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right.
(c)Notwithstanding the provisions of Section 8.5a) and 8.5b), a Member shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Member on the Specified Exchange Date by the Managing Member pursuant to Section 8.5b) (regardless of whether or not the Managing Member would in fact exercise its rights under Section 8.5b)) would (i) result in such Member or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limit (as defined in the Articles of Incorporation and calculated in accordance therewith), except as provided in the Articles of Incorporation, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Articles of Incorporation, (iii) result in the Managing Member being “closely held” within the meaning of Section 856(h) of the Code, or (iv) cause the Managing Member to own, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code. The Managing Member, in its sole and absolute discretion, may waive the restriction on exchange set forth in this Section 8.5c).
(d)Any Cash Amount to be paid to an Exchanging Member pursuant to this Section 8.5 shall be paid on the Specified Exchange Date; provided, however, that the Managing Member may elect to cause the Specified Exchange Date to be delayed for up to an additional 180 days to the extent required for the Managing Member to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the Managing Member agrees to use its best efforts to cause the closing of the acquisition of exchanged Common Units hereunder to occur as quickly as reasonably possible.
(e)Notwithstanding any other provision of this Agreement, the Managing Member shall place appropriate restrictions on the ability of the Members to exercise their Exchange Rights as and if deemed necessary to ensure that the Company does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the Managing Member determines that imposing such restrictions is necessary, the Managing Member shall give prompt written notice thereof (a “Restriction Notice”) to each of the Members, which notice shall be accompanied by a copy of an opinion of counsel to the Company which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Company being treated as a “publicly traded partnership” under Section 7704 of the Code.
(f)Each Member covenants and agrees with the Managing Member that all Common Units delivered for exchange shall be delivered to the Company or the Managing Member, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the Managing Member nor the Company shall be under any obligation to acquire Common Units which are or may be subject to any liens. Each Member further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Units to the Company or the Managing Member, such Member shall assume and pay such transfer tax.
Article 9
TRANSFERS OF MEMBERSHIP INTERESTS
1.1Purchase for Investment.
(a)Each Member hereby represents and warrants to the Managing Member and to the Company that the acquisition of its Membership Interests is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Membership Interest.
(b)Each Member agrees that it will not sell, assign or otherwise transfer its Membership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the Managing Member set forth in Section 9.1a) above and similarly agree not to sell, assign or transfer such Membership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.
1.2Restrictions on Transfer of Membership Interests.
(a)Subject to the provisions of Section 9.2b), c and d, no Member may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Membership Interest, or any of such Member’s economic rights as a Member, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the Managing Member, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The Managing Member may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Company in connection therewith.
(b)No Member may withdraw from the Company other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause a above or clause c below or a Transfer pursuant to Section 9.5 below) of all of its Membership Units pursuant to this Article 9 or pursuant to an exchange of all of its Common Units pursuant to Section 8.5. Upon the permitted Transfer or redemption of all of a Member’s Membership Interest, such Member shall cease to be a Member.
(c)Subject to Section 9.2d), e and f below, a Member may Transfer, with the consent of the Managing Member, all or a portion of its Membership Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Member for the benefit of such Member and/or any such Person(s), of which trust such Member or any such Person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Member is an entity, its beneficial owners.

(d)No Member may effect a Transfer of its Membership Interest, in whole or in part, if, in the opinion of legal counsel for the Company, such proposed Transfer would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).
(e)No Transfer by a Member of its Membership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Company, the transfer would result in the Company’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Company, it would adversely affect the ability of the Managing Member to continue to qualify as a REIT or subject the Managing Member to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.
(f)No transfer of any Membership Units may be made to a lender to the Company or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Company whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the Managing Member, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Company and the Managing Member to exchange or redeem for the Cash Amount any Membership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.
(g)Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Company.
(h)Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the Managing Member such opinions, certificates and other documents as the Managing Member shall request in connection with such Transfer.
1.3Admission of Substitute Member.
(a)Subject to the other provisions of this Article 9, an assignee of the Membership Interest of a Member (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Membership Interest) shall be deemed admitted as a Member of the Company only with the consent of the Managing Member and upon the satisfactory completion of the following:
(i)The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the Managing Member may require in order to effect the admission of such Person as a Member.
(ii)To the extent required, an amended Certificate evidencing the admission of such Person as a Member shall have been signed, acknowledged and filed for record in accordance with the Act.
(iii)The assignee shall have delivered a letter containing the representation set forth in Section 9.1a) hereof and the agreement set forth in Section 9.1b) hereof.
(iv)If the assignee is a corporation, partnership or trust, the assignee shall have provided the Managing Member with evidence satisfactory to counsel for the Company of the assignee’s authority to become a Member under the terms and provisions of this Agreement.

(v)The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.
(vi)The assignee shall have paid all legal fees and other expenses of the Company and the Managing Member and filing and publication costs in connection with its substitution as a Member.
(vii)The assignee has obtained the prior written consent of the Managing Member to its admission as a Substitute Member, which consent may be given or denied in the exercise of the Managing Member’s sole and absolute discretion.
(i)For the purpose of allocating Profits and Losses and distributing cash received by the Company, a Substitute Member shall be treated as having become, and appearing in the records of the Company as, a Member upon the filing of the Certificate described in Section 9.3a)ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the Managing Member has received all necessary instruments of transfer and substitution.
(j)The Managing Member shall cooperate with the Person seeking to become a Substitute Member by preparing the documentation required by this Section and making all official filings and publications. The Company shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Member of the Company.
1.4Rights of Assignees of Membership Interests.
(c)Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Company shall not be obligated for any purposes whatsoever to recognize the assignment by any Member of its Membership Interest until the Company has received notice thereof.
(d)Any Person who is the assignee of all or any portion of a Member’s Membership Interest, but does not become a Substitute Member and desires to make a further assignment of such Membership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Member desiring to make an assignment of its Membership Interest.
1.5Effect of Bankruptcy, Death, Dissolution, Incompetence or Termination of a Member. The occurrence of an Event of Bankruptcy as to a Member, the death or dissolution of a Member or a final adjudication that a Member is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Company, and the business of the Company shall continue if an order for relief in a bankruptcy proceeding is entered against a Member, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Member for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Member possessed to assign all or any part of his Membership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Member.
1.6Joint Ownership of Interests. A Membership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Membership Interest shall be required to constitute the action of the owners of such Membership Interest; provided, however, that the written consent of only one joint owner will be required if the Company has been provided with evidence satisfactory to the counsel for the Company that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Membership Interest held in a joint tenancy with a right of survivorship, the Membership Interest shall become owned solely by the survivor as a Member and not as an assignee. The Company need not recognize the death of one of the owners of a jointly-held Membership Interest until it shall have received notice of such death. Upon notice to the Managing

Member from either owner, the Managing Member shall cause the Membership Interest to be divided into two equal Membership Interests, which shall thereafter be owned separately by each of the former owners.
Article 10
ADMISSION OF ADDITIONAL MEMBERS
1.7Admission of Additional Members. No Person shall be admitted as an Additional Member without the consent of the Managing Member, which consent shall be given or withheld in the Managing Member’s sole and absolute discretion. A Person who makes a Capital Contribution to the Company in accordance with this Agreement or who exercises an option to receive Membership Units shall be admitted to the Company as an Additional Member only with the consent of the Managing Member and only upon furnishing to the Managing Member (i) evidence of acceptance in form satisfactory to the Managing Member of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 8.2 and (ii) such other documents or instruments as may be required in the discretion of the Managing Member to effect such Person’s admission as an Additional Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission.
1.8Allocations to Additional Members. If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items allocable among Members and assignees for such Fiscal Year shall be allocated among such Additional Member and all other Members and assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the Managing Member, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the Managing Member). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members and assignees including such Additional Member. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and assignees other than the Additional Member, and all Distributions of Cash thereafter shall be made to all the Members and assignees including such Additional Member.
1.9Amendment of Agreement and Certificate of Formation. For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Member Registry) and, if required by law, shall prepare and file an amendment to the Certificate of Formation and may for this purpose exercise the power of attorney granted pursuant to Section 8.2 hereof.
Article 11
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS
1.10Books and Records. At all times during the continuance of the Company, the Members shall keep or cause to be kept at the Company’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Member, (b) a copy of the Certificate of Formation and all certificates of amendment thereto, (c) copies of the Company’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Company for the three most recent years and (e) all documents and information required under the Act. Any Member or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.
1.11Custody of Company Funds; Bank Accounts.

(a)All funds of the Company not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the Managing Member shall determine, and withdrawals shall be made only on such signature or signatures as the Managing Member may, from time to time, determine.
(b)All deposits and other funds not needed in the operation of the business of the Company may be invested by the Managing Member in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Company shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 11.2b).
1.12Fiscal and Taxable Year. The fiscal and taxable year of the Company shall be the calendar year.
1.13Annual Tax Information and Report. Within 90 days after the end of each fiscal year of the Company, the Managing Member shall furnish to each person who was a Member at any time during such year the tax information necessary to file such Member’s individual tax returns as shall be reasonably required by law.
1.14Partnership Representative; Tax Elections; Special Basis Adjustments.
(e)The Managing Member is hereby designated as the “tax matters partner” for the Company pursuant to Section 6231(a)(7) of the Code, and, with respect to the Company’s taxable years beginning on or after January 1, 2018, the “partnership representative” of the Company within the meaning of Section 6223(a) of the Code. If any state or local tax law provides for a tax matters partner / partnership representative or person having similar rights, powers, authority or obligations, the person designated above shall also serve in such capacity (in any such federal, state or local capacity, the “Partnership Representative”). The Managing Member may name a replacement Partnership Representative at any time; provided, however, that the designated Partnership Representative shall serve as the Partnership Representative until resignation, death, incapacity, or removal. In such capacity, the Partnership Representative shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a tax matters partner / partnership representative to the extent provided in the Code and the Regulations, and the Members hereby agree to be bound by any actions taken by the Partnership Representative in such capacity. The Partnership Representative shall represent the Company in all tax matters to the extent allowed by law. Without limiting the foregoing, the Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Any decisions made by the Partnership Representative, including, without limitation, whether or not to settle or contest any tax matter, and the choice of forum for any such contest, and whether or not to extend the period of limitations for the assessment or collection of any tax, shall be made in the Partnership Representative’s sole discretion. The Partnership Representative (i) shall have the sole authority to make any elections on behalf of the Company permitted to be made pursuant to the Code or the Regulations promulgated thereunder and (ii) may, in its sole discretion, make an election on behalf of the Company under Sections 6221(b) or 6226 of the Code as in effect for the first fiscal year beginning on or after January 1, 2018 and thereafter, (iii) may request a modification to any assessment of an imputed underpayment, including a modification for any Member who is a real estate investment trust or regulated investment company as defined in Sections 586 and 851, respectively, based on such Member making a deficiency dividend pursuant to Section 860 and a modification based on the tax-exempt status of a reviewed year Member, and (iv) may take all actions the Partnership Representative deems necessary or appropriate in connection with the foregoing. The Partnership Representative shall be reimbursed and indemnified by the Company for all claims, liabilities, losses, costs, damages and expenses, and for reasonable legal and accounting fees, incurred in connection with the performance of its duties as Partnership Representative in accordance with the terms hereof, unless the actions of the Partnership Representative constitute gross negligence or intentional misconduct.

(f)Each Member hereby covenants to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with respect to examinations of the Company’s affairs by tax authorities (including, without limitation, promptly filing amended tax returns and promptly paying any related taxes, including penalties and interest) and shall provide promptly and update as necessary at any times requested by the Partnership Representative, all information, documents, self-certifications, tax identification numbers, tax forms, and verifications thereof, that the Partnership Representative deems necessary in connection with (1) any information required for the Company to determine the application of Sections 6221-6235 of the Code to the Company; (2) an election by the Company under Section 6221(b) or 6226 of the Code, and (3) an audit or a final adjustment of the Company by a tax authority. The Company and the Members hereby agree and acknowledge that (i) the actions of the Partnership Representative in connection with examinations of the Company’s affairs by tax authorities shall be binding on the Company and the Members; and (ii) neither the Company nor the Members have any right to contact the IRS with respect to an examination of the Company or participate in an audit of the Company or proceedings under Sections 6221-6235 of the Code.
(g)The Members acknowledge that the Company intends to elect the application of Section 6221(b) of the Code (the “Opt-out Election”) for its first taxable year beginning on or after January 1, 2018 and for each Fiscal Year thereafter. If the Company is not eligible to make such election, the Members acknowledge that the Company intends to elect the application of Section 6226 of the Code (the “Push-out Election”) for its first taxable year beginning on or after January 1, 2018 and for each Fiscal Year thereafter. This acknowledgement applies to each Member whether or not the Member owns a Membership Interest in both the reviewed year and the year of the tax adjustment. If the Company elects the application of Section 6226 of the Code, the Members shall take into account and report to the IRS (or any other applicable tax authority) any adjustment to their tax items for the reviewed year of which they are notified by the Company in a written statement, in the manner provided in Section 6226(b), whether or not the Member owns a Membership Interest at such time. Any Member that fails to report its share of such adjustments on its tax return, shall indemnify and hold harmless the Company, the Managing Member, the Partnership Representative, and each of their Affiliates from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Company as a result of the Member’s failure. In addition, each Member shall indemnify and hold the Company, the Managing Member, the Partnership Representative, and each of their Affiliates harmless from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Company (i) pursuant to Section 6221 of the Code, which liabilities relate to adjustments that would have been made to the tax items allocated to such Member had such adjustments been made for a tax year beginning prior to January 1, 2018 (and assuming that the Company had not made an election to have Section 6221 of the Code apply for such earlier tax years) and (ii) resulting from or attributable to such Member’s failure to comply with the preceding subsection b or this subsection c. Each Member acknowledges and agrees that no Member shall have any claim against the Company, the Managing Member, the Partnership Representative, or any of their Affiliates for any tax, penalties or interest resulting from the Company’s election under Section 6226 of the Code.
(h)If the Company does not make an election under Section 6226 of the Code, the amount of any imputed underpayment assessed upon the Company, pursuant to Code Section 6232, attributable to a Member (or former Member), as reasonably determined by the Partnership Representative, shall be treated as a withholding tax with respect to such Member. To the extent any portion of such imputed underpayment cannot be withheld from a current distribution, any such Member (or former Member) shall be liable to the Company for the amount that cannot be withheld and agrees to pay such amount to the Company. Any such amount withheld or any such payment shall not be treated as a Capital Contribution for purposes of any provision herein that affects distributions to the Members and any amount not paid by any such Member (or former Member) at the time reasonably requested by the Partnership Representative shall accrue interest at the rate set by the IRS for the underpayment of federal taxes, compounded quarterly, until paid.

(i)The provisions of this Article 10 shall survive the termination of the Company, the termination of this Agreement and, with respect to any Member, the transfer or assignment of any portion of such Member’s Membership Interest.
(j)The Partnership Representative shall keep the Members reasonably informed as to the status of any tax investigations, audits, lawsuits or other judicial or administrative tax proceedings and shall promptly copy all other Members on any correspondence to or from the IRS or applicable state, local or foreign tax authority relating to such proceedings. The Partnership Representative shall inform the IRS, as promptly as possible upon the commencement of any examination or proceeding, of the tax-exempt status of any Members and shall take any actions or refrain from taking any action to the extent necessary to preserve the tax-exempt status of such Members and shall afford such Members tax-free treatment, to the extent permissible under the Code. The Partnership Representative has an obligation to perform its duties as the Partnership Representative in good faith and in such manner as will serve the best interests of the Company and all of the Members.
(k)The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company as provided in Section 709 of the Code.
1.15Reports Made Available to Members.
(c)As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Member to the Managing Member, the Managing Member will make available, without cost, to each Member a quarterly report containing financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, upon written request by a Member to the Managing Member, the Managing Member will make available, without cost, to each Member an annual report containing financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, for such fiscal year, presented in accordance with generally accepted accounting principles.
(d)Any Member shall further have the right to a private audit of the books and records of the Company at the expense of such Member, provided such audit is made for Company purposes and is made during normal business hours.
Article 12
AMENDMENT OF AGREEMENT; MERGER
The Managing Member’s consent shall be required for any amendment to this Agreement. The Managing Member, without the consent of the Members, may amend this Agreement in any respect or merge or consolidate the Company with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1b), c or d hereof; provided, however, that the following amendments and any other merger or consolidation of the Company shall require the consent of a majority in interest of the Members:
(a)any amendment affecting the operation of the Exchange Right (except as provided in Section 8.5d) or 7.1c) hereof) in a manner adverse to the Members;
(b)any amendment that would adversely affect the rights of the Members to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Membership Interests pursuant to Section 4.3 hereof;
(c)any amendment that would alter the Company’s allocations of Profit and Loss to the Members, other than with respect to the issuance of additional Membership Interests pursuant to Section 4.3 hereof; or

(d)any amendment that would impose on the Members any obligation to make additional Capital Contributions to the Company.
Article 13
GENERAL PROVISIONS
1.1Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Members at the addresses set forth in Exhibit A attached hereto; provided, however, that any Member may specify a different address by notifying the Managing Member in writing of such different address. Notices to the Company shall be delivered at or mailed to its specified office.
1.2Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Members and the Company and their respective legal representatives, successors, transferees and assigns.
1.3Additional Documents. Each Member agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.
1.4Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.
1.5Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Members and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
1.6Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.
1.7Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.
1.8Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.
1.9Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 13.9.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Limited Liability Company Agreement, all as of the 10th day of November, 2022.
MANAGING MEMBER:
GRIFFIN REALTY TRUST, INC.
By:        /s/ Javier F. Bitar
Name:    Javier F. Bitar
Title:        Chief Financial Officer and Treasurer

MEMBERS:
By: GRIFFIN REALTY TRUST, INC., as Attorney-in-Fact for the Members holding Membership Units
By:        /s/ Javier F. Bitar
Name:    Javier F. Bitar
Title:        Chief Financial Officer and Treasurer

EXHIBIT A
Member Capital Contributions,
Redemption Value and Percentage Interests as of
November 10, 2022

Name	Agreed Value of Capital Contribution	Membership Units and Class of Units	Percentage Interest
MANAGING MEMBER:
Griffin Realty Trust, Inc. Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, CA 90245	$ 2,199,926,419	230,609,324	64.80%

AFFILIATED MEMBERS:
Griffin Capital, LLC Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, CA 90245	$ 230,000,000	24,268,234	6.82%
GRT (Cardinal REIT Merger Sub), LLC Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, CA 90245	$ 838,315,284	93,457,668	26.26%
Various others	$ 32,802,684	3,440,264	0.97%
UNAFFILIATED MEMBERS:
Various	$ 40,039,981	4,130,392	1.16%
Total	$ 3,341,094,368	355,905,882	100.00%
A-1

EXHIBIT B
NOTICE OF EXERCISE OF EXCHANGE RIGHT
In accordance with Section 8.5 of the Limited Liability Company Agreement (the “Agreement”) of GRT OP LLC, the undersigned hereby irrevocably (i) presents for exchange _______ Common Units in GRT OP LLC in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.5 thereof, (ii) surrenders such Common Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the Managing Member deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.
Dated: ________________, ___________

(Name of Member)

(Signature of Member)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:
Name:

Social Security or Tax I.D. Number:

B-1

EXHIBIT C
DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS OF THE SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED MEMBERSHIP INTERESTS
The following are the terms of the Series A Cumulative Perpetual Convertible Preferred Membership Interests (the “Series A Preferred Units”) established pursuant to this Designation of Rights, Powers, Privileges, Restrictions, Qualifications and Limitations of the Series A Cumulative Perpetual Convertible Preferred Membership Interests (the “Designation of Rights”):
(1)    Designation and Number. The number of authorized Series A Preferred Units is 10,000,000.
(2)    Rank. The Series A Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank: (a) senior to the Common Units and to any other class or series of equity securities issued by the Company the terms of which specifically provide that such class or series ranks, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, junior to the Series A Preferred Units; (b) on a parity with any other class or series of equity securities issued by the Company the terms of which specifically provide that such class or series ranks, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, on a parity with the Series A Preferred Units; and (c) junior to any other class or series of equity securities issued by the Company the terms of which specifically provide that such class or series ranks, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, senior to the Series A Preferred Units. For the avoidance of doubt, debt securities of the Company which are outstanding and convertible into or exchangeable for equity securities of the Company or any other debt securities of the Company do not constitute a class or series of equity securities for purposes of this Section 2.
(3)    Distributions.
(a)    Subject to the preferential rights of the holders of any class or series of equity securities issued by the Company ranking senior to the Series A Preferred Units as to distributions, holders of the Series A Preferred Units are entitled to receive, when and if authorized by the Managing Member and declared by the Company, out of funds of the Company legally available for the payment of distributions, cumulative cash distributions: (i) at a rate equal to one-fourth (1/4) of the then applicable Distribution Rate on the Liquidation Amount with respect to each Distribution Period (other than the Initial Distribution Period), payable quarterly in arrears on each Distribution Payment Date, and (ii) with respect to the Initial Distribution Period, on the first Distribution Payment Date after the date of issuance, an amount equal to the then applicable Distribution Rate multiplied by the number of days from the date of issuance to the last day of the Initial Distribution Period (inclusive) divided by 360.
(b)    If any Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day.
(c)    The amount of distributions payable on the Series A Preferred Units on any date prior to the end of a Distribution Period shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter. Distributions shall be payable to holders of record as they appear in the records of the Company at the close of business on the applicable record date (each, a “Distribution Record Date”), which will be the same date set for any quarterly distribution payable to holders of the Common Units and other Preferred Units of the Company, or on such other date designated by the Managing Member for the payment of distributions that is not more than 30 nor less than 10 days prior to the applicable Distribution Payment Date.
(d)    No distributions on the Series A Preferred Units shall be authorized by the Managing Member or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of the Company relating to any indebtedness of the Company or any agreement of the Company relating to any securities that are senior to the Series A Preferred Units, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.
(e)    Except as provided in Section 3(g) below, unless full cumulative distributions on the Series A Preferred Units for all past Distribution Periods have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment, no distributions (other than distributions paid in Common Units or equity securities ranking junior to the Series A Preferred Units as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up of the Company, or options, warrants or rights to subscribe for or purchase Common Units or such junior equity securities) shall be authorized, declared or paid or set apart for payment upon the Common Units or any other equity securities of the Company ranking junior to or on a parity with the Series A Preferred Units as to distributions, nor shall any Common Units or any other equity securities of the Company ranking junior to or on a parity with the Series A Preferred Units as to distributions be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company except (i) by conversion into or exchange for Common Units or such junior equity securities, (ii) by redemption, purchase or other acquisition of Common Units or such junior equity securities made for purposes of an incentive, benefit, share redemption program or share purchase plan of the Company or any of its direct or indirect subsidiaries, (iii) for redemptions, purchases or other acquisitions by the Company, whether pursuant to any provision of the Managing Member’s Articles of Incorporation or otherwise, for the purpose of preserving the Managing Member’s status as a REIT for U.S. federal income tax purposes or (iv) for any distributions by the Managing Member required for it to maintain its status as a REIT for U.S. federal income tax purposes.
(f)    Any distribution payments made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to the Series A Preferred Units which remain payable.
(g)    When full cumulative distributions for all past Distribution Periods are not paid in full in cash (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and the equity securities of any other class or series ranking on a parity as to distributions with the Series A Preferred Units, then all distributions declared upon the Series A Preferred Units and any such other class or series of equity securities (ranking on a parity as to distributions with the Series A Preferred Units) shall be declared pro rata so that the amount of distributions authorized per share of the Series A Preferred Units and such other classes or series of equity securities shall in all cases bear to each other in the same ratio that accumulated, accrued and unpaid distributions per share on the Series A Preferred Units and such other class or series of equity securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other class or series does not have a cumulative distribution) bear to each other.
(h)    No interest, or sum of money in lieu thereof, shall be payable with respect to any distribution payment or payments on Series A Preferred Units which may be in arrears, and the holders of Series A Preferred Units are not entitled to any distributions, whether payable in cash, securities or other property, in excess of the full cumulative distributions described in this Section 3. Subject to the provisions of this Section 3, such distributions (payable in cash, securities or other property) as may be determined by the Managing Member may be declared and paid on any securities of the Company from time to time out of any funds legally available for such payment, and holders of Series A Preferred Units shall not be entitled to participate in any such distributions.
(i)    The Company shall remain entitled to receive and retain any interest or other earnings on any money set apart for the payment of distributions on Series A Preferred Units and holders thereof shall have no claim to such interest or other earnings. To the extent permitted by applicable law, any funds for the payment of distributions on Series A Preferred Units which have been set apart by the Company and which remain unclaimed by the holders of the Series A Preferred Units entitled thereto on the first anniversary of the applicable Distribution Payment Date, or other distribution payment date, shall revert and be repaid to the general funds of the Company, and thereafter the holders of the Series A Preferred Units entitled to the funds which have reverted or been repaid to the Company shall look only to the general funds of the Company for payment, without interest or other earnings thereon.
(j)    Any cash distributions paid in respect of Series A Preferred Units, including any portion thereof which the Company elects to designate as “capital gain dividends” (as defined in Section 857 (or any successor provision) of the Internal Revenue Code) or as a return of capital, shall be credited to the distributions on the Series A Preferred Units.
(4)    Liquidation Preference.
(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (referred to herein as a “liquidation”), the holders of the Series A Preferred Units will be entitled to be paid out of the assets of the Company legally available for distribution to its unitholders, after payment of or provision for the debts and other liabilities of the Company, liquidating distributions, in cash or property at its fair market value as determined by the Managing Member, in the amount, for each outstanding share of Series A Preferred Units equal to the Liquidation Amount (the “Liquidation Preference”), plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution or payment is made to holders of Common Units or any other class or series of equity securities of the Company ranking junior to the Series A Preferred Units as to the distribution of assets upon a liquidation but subject to the preferential rights of holders of any class or series of equity securities of the Company ranking senior to the Series A Preferred Units as to the distribution of assets upon a liquidation. After payment of the full amount of the Liquidation Preference to which they are entitled, plus an amount equal to any accumulated and unpaid distributions to the date of payment, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Company.
(b)    In the event that, upon any liquidation of the Company, the available assets of the Company are insufficient to pay the Liquidation Preference on all outstanding Series A Preferred Units, plus an amount equal to any accumulated and unpaid distributions to the date of such payment and any corresponding amounts payable as liquidating distributions on all other classes or series of equity securities of the Company ranking on a parity with the Series A Preferred Units in the distribution of assets upon a liquidation, then the holders of Series A Preferred Units and all other such equity securities of the Company ranking on a parity with Series A Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions per share to which they would otherwise be respectively entitled.
(c)    For purposes of this Section 4, neither the voluntary sale, lease, exchange, transfer or conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, nor the merger or consolidation or any other business combination of the Company with or into or with any other entity or the merger or consolidation of any other entity into or with the Company or a statutory unit exchange by the Company, shall be deemed to be a liquidation. Upon a Change of Control, if the Series A Preferred Units are not redeemed or converted as provided in Sections 5 or 6 hereof, respectively, then the Company will cause any acquirer of the Company to assume the obligations set forth in this Designation of Rights and be subject to the terms and conditions set forth therein. And, notwithstanding the foregoing, if such assumption is not permitted by law, the Company shall take any actions under its control necessary to cause the acquirer to issue securities of the acquirer with substantially similar contractual rights as those contained in this Designation of Rights (including the inclusion of a provision in the relevant merger or consolidation agreement requiring the acquirer to issue securities of the acquirer with substantially similar contractual rights as those contained in this Designation of Rights).
(d)    In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of equity securities of the Company or otherwise, is permitted under applicable law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Units shall not be added to the Company’s total liabilities.
(e)    Written notice of any liquidation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the payment date stated therein to each record holder of the Series A Preferred Units at the respective address of such holders as the same shall appear on the stock transfer records of the Company.
(5)    Redemption.
(a)    The Company may redeem the Series A Preferred Units, in whole or in part at the option of the Company upon the date of, and on any date after, the earliest to occur of (i) five years from the First Issuance Date or (ii) the First Triggering Event, at a per share redemption price in cash equal to the Liquidation Amount (the “Redemption Price”), plus any accumulated and unpaid distributions on the Series A Preferred Units up to the Redemption Date (as defined below), plus, in the case of a redemption pursuant to Section 5(a)(ii) that occurs on or after the date of the First Triggering Event, but before the date that is five years from the First Issuance Date, the Redemption Fee. If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the Company shall determine the number of Series A Preferred Units to be redeemed on a pro rata basis (as nearly as practicable without creating any fractional shares), by lot or in such other manner as determined by the Company to be fair and equitable to holders of Series A Preferred Units.
(b)    If the Managing Member fails by August 1, 2023 to list either REIT Shares or the Series A Preferred Stock on a National Securities Exchange, the Company shall redeem, at the option of the holder of the Series A Preferred Units on or on any date following August 1, 2023, such holder’s Series A Preferred Units, at the Redemption Price, plus any accumulated and unpaid distributions on the Series A Preferred Units up to the Redemption Date (as defined below) (the “Mandatory Redemption Right”); provided, however, that no holder of the Series A Preferred Units shall have a Mandatory Redemption Right under this Section 5(b) if the Managing Member lists REIT Shares or the Series A Preferred Stock on a National Securities Exchange prior to or on August 1, 2023.
(c)    Notwithstanding anything to the contrary contained in this Designation of Rights, except as otherwise provided herein, the redemption provisions of the Series A Preferred Units do not in any way limit the Company’s right or ability to purchase, from time to time either at a public or a private sale, Series A Preferred Units at such price or prices as the Company may determine, subject to the provisions of applicable law.
(d)    If, prior to the Conversion Date (as defined below), the Company has provided notice of its election to redeem some or all of the Series A Preferred Units pursuant to Section 5(a), or the Company has received a notice of its obligation to redeem the Series A Preferred Units pursuant to Section 5(b), the holders of the Series A Preferred Units will not have a Conversion Right (as defined below) with respect to the Series A Preferred Units called or put for redemption.
(e)    Notice of a redemption pursuant to Section 5(a) will be mailed by the Company, postage prepaid, not less than 15 Business Days prior to the Redemption Date, addressed to the respective holders of the Series A Preferred Units to be redeemed at their respective addresses as they appear on the books of the Company. Each notice shall state: (i) the redemption date for the Series A Preferred Units being redeemed (the “Redemption Date”); (ii) the number of Series A Preferred Units to be redeemed; (iii) the Redemption Price; (iv) the place or places where certificates representing such Series A Preferred Units are to be surrendered for payment of the Redemption Price; and (v) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such Redemption Date. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to a holder to whom notice was defective or not given.
(f)    A holder of Series A Preferred Units desiring to exercise its Mandatory Redemption Right under Section 5(b) hereof must deliver a written redemption notice (the “Mandatory Redemption Notice”) in the form approved by the Company, duly completed, to the Company by certified mail postage prepaid to the Company’s principal office c/o the Managing Member. The Redemption Notice must state: (i) the number of Series A Preferred Units to be redeemed by the Company; and (ii) that the Series A Preferred Units are to be redeemed pursuant to Section 5(b) hereof. Upon receipt of a Mandatory Redemption Notice, the Company, not less than 15 Business Days prior to the Redemption Date, shall mail a notice to such holder which shall state: (i) the Redemption Date; (ii) the place or places where certificates representing such Series A Preferred Units are to be surrendered for payment of the Redemption Price; and (iii) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such Redemption Date.
(g)    On or after a Redemption Date, each holder of Series A Preferred Units to be redeemed must present and surrender the certificates (or an affidavit of loss and indemnity satisfactory to the Company), to the extent such units are certificated, representing the Series A Preferred Units to the Company to be redeemed at the place designated in the notice from the Company referenced in (e) or (f) above, as the case may be, and thereupon the Redemption Price for such Series A Preferred Units (and all accumulated and unpaid distributions to but excluding the Redemption Date) will be paid to or on the order of such holder by wire transfer pursuant to wire instructions provided by such holder and each surrendered certificate, if any, will be canceled. If the Series A Preferred Units to be redeemed are certificated, then in the event that fewer than all the Series A Preferred Units are to be redeemed, a new certificate will be issued representing the unredeemed Series A Preferred Units.
(h)    Except as provided in the next sentence, from and after a Redemption Date, all distributions on the Series A Preferred Units subject to such redemption will cease to accumulate and all rights of the holders thereof, except the right to receive the Redemption Price thereof (and all accumulated and unpaid distributions to but excluding the Redemption Date), will cease and terminate and such Series A Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. In the event that the Company defaults in the payment of the Redemption Price for any Series A Preferred Units surrendered for redemption pursuant to Section 5(a), such Series A Preferred Units shall continue to be deemed to be outstanding for all purposes and to be owned by the respective holders, and the Company shall promptly return any surrendered certificates representing such Series A Preferred Units to such holders (although the failure of the Company to return any such certificates to such holders shall in no way affect the ownership of such Series A Preferred Units by such holders or their rights thereunder) (and the holders of the Series A Preferred Units that were not redeemed shall have no other remedy against the Company).
(i)    At its election, the Company, prior to a Redemption Date, may irrevocably deposit the Redemption Price of the Series A Preferred Units to be redeemed pursuant to this Section 5 in trust for the holders of Series A Preferred Units with a bank or trust company, in which case the Company shall send a notice to the holders of Series A Preferred Units to be redeemed which shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the Redemption Price and (C) require the holder of Series A Preferred Units to be redeemed to surrender the certificates, if any, representing such Series A Preferred Units (or an affidavit of loss and indemnity satisfactory to the Company) at such place on or about the date fixed in the redemption notice (which may not be later than the Redemption Date) against payment of the Redemption Price. Any monies so deposited which remain unclaimed at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Company.
(6)    Conversion Rights. The Series A Preferred Units are not convertible into or exchangeable for any other property or securities of the Company, except as provided in Articles 8 and 9 of the Agreement and in this Section 6.
(a)    Subject to the Company’s redemption rights under Section 5, at the option of the holder of Series A Preferred Units, any time after the earlier of (i) five years from the First Issuance Date, or if the Second Issuance occurs, five years from the Second Issuance Date or (ii) a Change of Control, such holder shall have the right to convert (the “Conversion Right”) any or all of the holder’s Series A Preferred Units into Common Units at a per share conversion rate equal to the Liquidation Amount divided by the then Common Unit Fair Market Value (the “Conversion Price”); provided, however, that no Series A Preferred Units may be converted on any Conversion Date (as defined below) pursuant to this Section 6 unless at least 1,000 Series A Preferred Units, in the aggregate, are converted by one or more holders thereof.
(b)    A holder of Series A Preferred Units desiring to exercise its Conversion Right must deliver, on or before the close of business on the Conversion Date, the certificates (if any) evidencing the Series A Preferred Units to be converted, duly endorsed for transfer (or an affidavit of loss and indemnity satisfactory to the Company), together with a written conversion notice (the “Conversion Notice”) in the form approved by the Company, duly completed, to the Company by certified mail postage prepaid to the Company’s principal office c/o the Managing Member. The Conversion Notice must state: (i) the date the holder proposes to convert the Series A Preferred Units into Common Units (the “Conversion Date”); provided, however, that the Conversion Date must be a Business Day and may not be less than five nor more than 15 days after the date the Conversion Notice is delivered to the Company, or in the event that holders of 15% or more of the then outstanding Series A Preferred Unis provide a Conversion Notice to the Company, the Conversion Date may not be less than 30 days after the date the Conversion Notice is delivered to the Company; (ii) the number of Series A Preferred Units to be converted; and (iii) that the Series A Preferred Units are to be converted pursuant to the applicable provisions hereof. Subject to the terms of this Designation of Rights, the Company’s obligation to convert the Series A Preferred Units shall be extended for such period of time as may be reasonably necessary for the parties to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(c)    No fractional Common Units will be issued upon the conversion of the Series A Preferred Units in connection with a Conversion Right. Instead, the Company will make a cash payment (computed to the nearest cent) equal to the value of such fractional Common Unit based upon the Conversion Price.
(d)    At the Company’s option, upon the exercise of the Conversion Right by a holder of Series A Preferred Units and upon written notice to the holder delivered not later than three Business Days prior to the Conversion Date, in lieu of issuing the requisite number of Common Units to the converting holder of Series A Preferred Units in accordance with Section 6(a) above, the Company may elect to make a cash payment to the converting holder of Series A Preferred Units in an amount equal to the product of (1) the Conversion Price and (2) the number of Common Units that would have been otherwise issued to the converting holder of Series A Preferred Units. In such a case, the holder shall only have the right to such payment and shall cease to have any further rights as a unitholder of the Company.
(e)    Any conversion or redemption pursuant to this Section 6 shall be effective as of the close of business on the Conversion Date. To the extent that any Series A Preferred Units to be converted or redeemed pursuant to this Section 6 are certificated, if fewer than all the units evidenced by any such certificate are to be converted or redeemed, a new certificate shall be issued evidencing the units that have not been converted or redeemed.

(f)    Notwithstanding anything to the contrary contained herein, no holder of Series A Preferred Units will be entitled to exercise a Conversion Right if (i) in the opinion of counsel for the Company, the Managing Member would no longer qualify as a REIT or its status as a REIT may be compromised as a result of such conversion; or (ii) such conversion would, in the opinion of counsel for the Company, constitute or be likely to constitute a violation of applicable securities laws. Notwithstanding the foregoing, upon the exercise of the Conversion Right by a holder of Series A Preferred Units in accordance with Section 6 of this Designation of Rights, the Company will use reasonable efforts to satisfy the conditions set forth in Section 6(f)(i) and (ii) of this Designation of Rights.
(g)    The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized and unissued Common Units, solely for the purpose of effecting conversion of the Series A Preferred Units, the full number of Common Units deliverable upon the conversion of all outstanding Series A Preferred Units not theretofore converted into Common Units.
(h)    The Company shall pay any documentary stamp or similar issue or transfer taxes required to be paid by the Company under applicable law in respect of the issue or delivery of Common Units on conversion of Series A Preferred Units pursuant hereto. The converting holder of the Series A Preferred Units shall pay any documentary stamp or similar issue or transfer taxes required to be paid by such holder of the Series A Preferred Units under applicable law in respect of the issue or delivery of Common Units on conversion of Series A Preferred Units pursuant hereto.
(7)    In the event any Series A Preferred Units have been redeemed or repurchased by the Company pursuant to Section 5 or 6 hereof or converted pursuant to Section 6 hereof, or otherwise reacquired by the Company, the Units so redeemed, repurchased, converted or reacquired shall become authorized but unissued Preferred Units without further designation as to class or series, available for future classification or reclassification by the Managing Member and issuance by the Company.
(8)    Record Holders. The Company and the transfer agent for the Series A Preferred Units may deem and treat the record holder of any Series A Preferred Units as the true and lawful owner thereof for all purposes, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.
(9)    No Preemptive Rights. No holder of the Series A Preferred Units will, as a holder of the Series A Preferred Units, have any preemptive rights to purchase or subscribe for Common Units or any other security of the Company (whether now or hereafter authorized).
(10)    Notices to Holders. Unless otherwise provided herein or required by law, notices to holders of Series A Preferred Units provided for in this Designation of Rights shall be mailed to such holders by first class mail, postage pre-paid, at the respective addresses as the same shall appear on the records of the Company. Unless otherwise provided herein or required by law, any requirements set forth in this Designation of Rights for public announcements or publications by the Company may be satisfied if the subject matter thereof is contained in (a) a document filed by the Company with, or furnished by the Company to, the Securities and Exchange Commission and such filing is available to be viewed by the public on the Securities and Exchange Commission’s EDGAR system (or any successor system thereto) or (b) a press release submitted by the Company for publication to Dow Jones & Corporation, Inc., Business Wire. PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public).
(11)    Severability. If any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the extent permitted by law, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units which can be given effect without the invalid, unlawful or unenforceable preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units shall remain in full force and effect and shall not be deemed dependent upon any invalid, unlawful or unenforceable preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units.
(12)    Definitions.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York and Seoul, Korea are authorized or required by law, regulation or executive order to close.
“Change of Control” will be deemed to have occurred with respect to the Managing Member on any date after the First Issuance Date on which the Managing Member is no longer managed directly or indirectly by GCC or any affiliate thereof, except as a result of an Excepted Transaction.
“Common Unit Fair Market Value” means, with respect to any Conversion Date, the fair market value thereof determined in good faith by the Managing Member consistent with its duties under applicable law after consultation with the Company’s financial advisor, which approval may not be unreasonably withheld or delayed.
“Distribution Payment Date” means January 15, April 15, July 15 and October 15 of each year.
“Distribution Period” means the period from and including any Distribution Payment Date to, but excluding, the next Distribution Payment Date; provided, however, the initial Distribution Period with respect to any Series A Preferred Unit (the “Initial Distribution Period”) shall be the period from and including the issuance date of such share to, but excluding, the next Distribution Payment Date.
“Distribution Rate” shall be as follows:
(i)    6.55% from and after the First Issuance Date, or if the Second Issuance occurs, 6.55% from and after the Second Issuance Date (the “Initial Rate”) until the five year anniversary of the First Issuance Date, or if the Second Issuance occurs, the five year anniversary of the Second Issuance Date (the “Reset Date”), subject to paragraphs (iii) and (iv) below;
(ii)    6.75% from and after the Reset Date (the “Standard Reset Rate”), subject to paragraphs (iii) and (iv) below;
(iii)    if the First Triggering Event occurs, 7.55% from and after August 2, 2020 until the Second Triggering Event if it occurs (provided that, if the Listing Date occurs on or prior to February 2, 2021, the Distribution Rate shall be the (1) the Initial Rate from and after the Listing Date until the Reset Date and (2) the Standard Reset Rate from and after the Reset Date (provided further that, if the Listing Date does not occur within six months following the First Triggering Event, the Distribution Rate shall be 7.75% from and after the Reset Date); or
(iv)    if the Second Triggering Event occurs, 8.05% from and after August 2, 2021 until the Reset Date and, 8.25% from and after the Reset Date.
“Excepted Transaction” means a merger, sale of all or substantially all of the voting securities or assets or similar transaction (i) between or among the Managing Member and one or more affiliates of GCC or other REITs managed directly or indirectly by GCC or (ii) in which the Managing Member becomes internally managed by a substantial number of the GCC real estate management team or by Persons that were or are affiliates of GCC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Triggering Event” will be deemed to have occurred if the Listing Date has not occurred by August 1, 2020.
“First Issuance Date” means the first date on which any Series A Preferred Units are issued.
“GCC” means Griffin Capital Company, LLC.
“Liquidation Amount” means $25.00 per Series A Preferred Unit.
“Listing Date” means the effective date of the listing by the Managing Member at the Managing Member’s election of either REIT Shares or the Series A Preferred Stock on a National Securities Exchange.
“National Securities Exchange” means any securities exchange registered with the Securities and Exchange Commission pursuant to Section 6 of the Exchange Act.
“Person” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.
“Redemption Fee” means a fee comprising 1.5% of the Redemption Price.
“Second Issuance” means an issuance of any Series A Preferred Units that occurs after the First Issuance Date.
“Second Issuance Date” means the date on which the Second Issuance occurs.
“Second Triggering Event” will be deemed to have occurred if the Listing Date has not occurred by August 1, 2021.